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                                                                    EXHIBIT 21.1

                           Subsidiaries of Registrants


Ziff Davis Holdings Inc.

1. Ziff Davis Intermediate Holdings Inc., incorporated in Delaware.

2. Ziff Davis Media Inc., incorporated in Delaware.

3. Ziff Davis Publishing Holdings Inc., incorporated in Delaware.

4. Ziff Davis Publishing Inc., incorporated in Delaware.

5. Ziff Davis Development Inc., incorporated in Delaware.

6. Ziff Davis Internet Inc., incorporated in Delaware.


Ziff Davis Media Inc. Subsidiaries

1. Ziff Davis Publishing Holdings Inc., incorporated in Delaware.

2. Ziff Davis Publishing Inc., incorporated in Delaware.

3. Ziff Davis Development Inc., incorporated in Delaware.

4. Ziff Davis Internet Inc., incorporated in Delaware.